Exhibit 99

Carrier Reports Strong Second Quarter 2025 Results

•Net sales up 3%; organic sales up 6%
•GAAP EPS of $0.70 up 56% and adjusted EPS of $0.92 up 26%
•GAAP operating margin up 260 bps; adjusted operating margin up 130 bps
•Net cash flows from operating activities were $649 million and free cash flow was $568 million
•Reaffirming full-year 2025 guidance for sales, adjusted operating margin, adjusted EPS and free cash flow*

PALM BEACH GARDENS, Fla., July 29, 2025 – Carrier Global Corporation (NYSE:CARR), global leader in intelligent climate and energy solutions, today reported strong financial results for the second quarter of 2025 and reaffirmed its full year guidance.
“We delivered another quarter of strong financial performance," said Carrier Chairman & CEO David Gitlin. “Organic sales growth of 6% was driven by strong results in our Climate Solutions Americas segment, with Commercial1 sales up 45% and total company aftermarket sales up 13%. Adjusted operating margins expanded 130 basis points driven by strong organic growth and productivity, leading to over 25% adjusted EPS growth. With a strong first half, we remain committed to accelerating growth driven by differentiated products, aftermarket offerings and system solutions. We are maintaining our full-year outlook for sales, adjusted operating margin expansion and adjusted EPS, representing about 20% adjusted EPS growth at the midpoint."

1.Excludes NORESCO

Second Quarter 2025 Results
Total Company

	(Unaudited)
	Three Months Ended June 30
(In millions)	2025	2024	Change
Net sales	$6,113	$5,934	3%
Organic sales	6%

Operating profit	$903	$724	25%
Operating margin	14.8%	12.2%	260 bps
Adjusted operating profit	$1,166	$1,056	10%
Adjusted operating margin	19.1%	17.8%	130 bps

Diluted earnings per share:
Continuing operations	$0.70	$0.45	56%
Continuing operations - Adjusted	$0.92	$0.73	26%

Carrier’s second quarter sales of $6.1 billion increased 3% compared to the prior year. Organic sales growth of 6% was offset by a 4% headwind from net acquisitions and divestitures, driven by the sale of Commercial Refrigeration in Q4 2024. Foreign currency translation was a 1% tailwind to sales growth.
GAAP operating profit in the quarter of $903 million was up 25% from last year driven by strong operational performance, the absence of backlog and inventory step-up amortization and a decrease in acquisition and divestiture-related costs. Adjusted operating profit of $1,166 million was up 10%, largely driven by strong organic growth and productivity. Net earnings from continuing operations were $608 million and adjusted net earnings from continuing operations was $796 million. GAAP EPS from continuing operations was $0.70 and adjusted EPS from continuing operations was $0.92 driven by higher operating profit, lower net interest expense and benefits of a lower share count.

Climate Solutions Americas (CSA)

	(Unaudited)
	Three Months Ended June 30
(In millions)	2025	2024	Change
Net sales	$3,252	$2,865	14%
Organic sales	14%

Segment operating profit	$879	$713	23%
Segment operating margin	27.0%	24.9%	210 bps

CSA segment sales increased 14%. Organic sales were up 14%, driven by continued strength in Commercial1 up 45% and Residential up over 10%, partially offset by a decline in Light Commercial.
Segment operating margin increased 210 basis points driven by strong organic sales growth and productivity.

Climate Solutions Europe (CSE)

	(Unaudited)
	Three Months Ended June 30
(In millions)	2025	2024	Change
Net sales	$1,253	$1,194	5%
Organic sales	—%

Segment operating profit	$99	$93	6%
Segment operating margin	7.9%	7.8%	10 bps

CSE segment sales increased 5%. Organic sales were flat, with Commercial up low-single digits while Residential and Light Commercial was about flat.
Segment operating margin increased 10 basis points, driven by productivity including cost synergies, partially offset by geographic and product mix.

1.Excludes NORESCO

Climate Solutions Asia Pacific, Middle East & Africa (CSAME)

	(Unaudited)
	Three Months Ended June 30
(In millions)	2025	2024	Change
Net sales	$882	$902	(2)%
Organic sales	(4)%

Segment operating profit	$135	$157	(14)%
Segment operating margin	15.3%	17.4%	(210) bps

CSAME segment sales declined 2%. Organic sales were down 4%, mainly driven by Residential Light Commercial in China, partially offset by strength in India, Japan and the Middle East.
Segment operating margin decreased 210 basis points with strong productivity more than offset by a prior year favorable currency impact and lower volume.

Climate Solutions Transportation (CST)

	(Unaudited)
	Three Months Ended June 30
(In millions)	2025	2024	Change
Net sales	$726	$973	(25)%
Organic sales	(1)%

Segment operating profit	$128	$138	(7)%
Segment operating margin	17.6%	14.2%	340 bps

CST sales declined 25% driven by the impact from the divestiture of Commercial Refrigeration. Organic sales growth declined 1% with mid-single digit growth in Container and low-single digit growth in North America Truck and Trailer more than offset by declines in Europe and Asia Truck and Trailer.
Segment operating margin increased 340 basis points largely due to the Commercial Refrigeration exit during Q4 2024.

Cash Flow

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
Net cash flows provided by operating activities	$649	$660	$1,132	$700
Less: Capital expenditures - continuing operations	(81)	(108)	(144)	(210)
Less: Capital expenditures - discontinued operations	—	(3)	—	(5)
Free cash flow	$568	$549	$988	$485

Net cash flows generated from operating activities were $649 million and capital expenditures were $81 million, resulting in free cash flow of $568 million.

Full-Year 2025 Guidance**

	Current Guidance** No change vs. prior guidance	Prior Guidance
Sales	~$23 billion ~$750 million revenue headwind from CCR exit Organic* up MSD FX 1% Acquisitions 0% Divestitures (3%)	~$23 billion ~$750 million revenue headwind from CCR exit Organic* up MSD FX 1% Acquisitions 0% Divestitures (3%)

Adjusted Operating Margin*	16.5% – 17.0% + ~100 bps Y/Y	16.5% – 17.0% + ~100 bps Y/Y

Adjusted EPS*	$3.00 – $3.10 ~17-21% Y/Y	$3.00 – $3.10 ~17-21% Y/Y

Free Cash Flow*	$2.4 – $2.6 billion Includes the expected results of continuing and discontinued operations	$2.4 – $2.6 billion Includes the expected results of continuing and discontinued operations

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.
**As of July 29, 2025

Conference Call
Carrier will host a webcast of its earnings conference call today, Tuesday, July 29, 2025, at 7:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations or to listen to the earnings call by phone, participants must pre-register at Carrier Earnings Call Registration. All registrants will receive dial-in information and a PIN allowing access to the live call.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, Carrier's guidance for full-year 2025, Carrier's plans with respect to our indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation, those described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent reports that we file with the SEC: the effect of economic conditions in the industries and markets in which Carrier and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, inflationary cost pressures, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues, natural disasters and the financial condition of our customers and suppliers; challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; future levels of capital spending and research and development spending; future availability of credit and factors that may affect such availability, including credit market conditions and Carrier's capital structure and credit ratings; the timing and scope of future repurchases of Carrier's common stock, including market conditions and the level of other investing activities and uses of cash; delays and disruption in the delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; new business and investment opportunities; the outcome of legal proceedings, investigations and other contingencies; the impact of pension plan assumptions on future cash contributions and earnings; the impact of the negotiation of collective bargaining agreements and labor disputes; the effect of changes in political conditions in the U.S. and other countries in which Carrier and our businesses operate, including the effect of ongoing uncertainty and/or changes in U.S. trade policies, on general market conditions, global trade policies, the imposition of tariffs, and currency exchange rates in the near term and beyond; the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; the ability of Carrier to retain and hire key personnel; the scope, nature, impact or timing of acquisition and divestiture activity, such as our portfolio transformation transactions, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; a determination by the IRS and other tax authorities that the distribution of Carrier from RTX Corporation (f/k/a United Technologies Corporation or certain related transactions should be treated as taxable transactions; and risks associated with current and future indebtedness, as well as our ability to reduce indebtedness and the timing thereof. The forward-looking statements speak only as of the date of this communication. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

About Carrier
Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating innovations that bring comfort, safety and sustainability to life. Through cutting-edge advancements in climate solutions such as temperature control, air quality and transportation, we improve lives, empower critical industries and ensure the safe transport of food, life-saving medicines and more. Since inventing modern air conditioning in 1902, we lead with purpose: enhancing the lives we live and the world we share. We continue to lead because of our world-class, inclusive workforce that puts the customer at the center of everything we do. For more information, visit corporate.carrier.com or follow Carrier on social media at @Carrier.
Carrier. For the World We Share.

CARR-IR

Contact:
Investor Relations
Michael Rednor
561-365-2020
InvestorRelations@Carrier.com

Media Inquiries
Jason Shockley
561-542-0207
Jason.Shockley@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation (“Carrier”). Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures.

As a result of Carrier's portfolio transformation, Carrier revised its reportable segments during the first quarter of 2025 to better reflect its business strategy, align its management reporting and increase transparency for investors. In connection with the revised structure, the Chief Operating Decision Maker changed the measure used to evaluate segment profitability from Operating profit to Segment operating profit. It represents operating profit (a GAAP measure) adjusted to exclude restructuring costs, amortization of acquired intangible assets and other significant items of a nonoperational nature. All prior period comparative information has been recast to reflect the revised segment structure.

Use and Definitions of Non-GAAP Financial Measures
Carrier reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, adjusted net income, adjusted earnings per share (“EPS”), adjusted effective tax rate and net debt are non-GAAP financial measures and are associated with Carrier's continuing operations unless specifically noted.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents consolidated operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of consolidated net sales (a GAAP measure). Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure).

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by continuing operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners. Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

When Carrier provides our expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Net sales
Product sales	$5,477	$5,311	$10,129	$10,153
Service sales	636	623	1,202	1,201
Total Net sales	6,113	5,934	11,331	11,354
Costs and expenses
Cost of products sold	(3,867)	(3,867)	(7,225)	(7,449)
Cost of services sold	(477)	(492)	(892)	(945)
Research and development	(161)	(160)	(314)	(352)
Selling, general and administrative	(813)	(789)	(1,542)	(1,596)
Total Costs and expenses	(5,318)	(5,308)	(9,973)	(10,342)
Equity method investment net earnings	78	90	122	121
Other income (expense), net	30	8	52	(24)
Operating profit	903	724	1,532	1,109
Non-service pension (expense) benefit	—	—	1	—
Interest (expense) income, net	(91)	(157)	(173)	(298)
Earnings before income taxes	812	567	1,360	811
Income tax (expense) benefit	(162)	(120)	(273)	(167)
Earnings from continuing operations	650	447	1,087	644
Discontinued operations, net of tax	(17)	1,922	(17)	2,014
Net earnings (loss)	633	2,369	1,070	2,658
Less: Non-controlling interest in subsidiaries'	42	32	67	52
Net earnings (loss) attributable to common shareowners	$591	$2,337	$1,003	$2,606
Amounts attributable to common shareowners:
Continuing operations	$608	$415	$1,020	$592
Discontinued operations	(17)	1,922	(17)	2,014
Net earnings (loss) attributable to common shareowners	$591	$2,337	$1,003	$2,606
Earnings per share
Basic:
Continuing operations	$0.71	$0.46	$1.18	$0.66
Discontinued operations	(0.02)	2.13	(0.01)	2.24
Net earnings (loss)	$0.69	$2.59	$1.17	$2.90
Diluted:
Continuing operations	$0.70	$0.45	$1.17	$0.65
Discontinued operations	(0.02)	2.10	(0.02)	2.20
Net earnings (loss)	$0.68	$2.55	$1.15	$2.85
Weighted-average number of shares outstanding
Basic	854.9	902.4	860.8	900.2
Diluted	866.3	915.3	872.3	913.6

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
(In millions)	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$1,797	$3,969
Accounts receivable, net	3,373	2,651
Inventories, net	2,888	2,299
Other current assets	1,073	972
Total current assets	9,131	9,891
Future income tax benefits	1,220	1,131
Fixed assets, net	3,182	2,999
Operating lease right-of-use assets	575	554
Intangible assets, net	6,770	6,432
Goodwill	15,672	14,601
Pension and post-retirement assets	50	43
Equity method investments	1,353	1,194
Other assets	540	558
Total Assets	$38,493	$37,403

Liabilities and Equity
Accounts payable	$3,214	$2,458
Accrued liabilities	4,508	4,182
Current portion of long-term debt	107	1,252
Total current liabilities	7,829	7,892
Long-term debt	11,336	11,026
Future pension and post-retirement obligations	221	214
Future income tax obligations	2,087	2,015
Operating lease liabilities	444	432
Other long-term liabilities	1,562	1,429
Total Liabilities	23,479	23,008

Equity
Common stock	9	9
Treasury stock	(5,522)	(3,915)
Additional paid-in capital	8,338	8,610
Retained earnings	12,294	11,483
Accumulated other comprehensive loss	(413)	(2,106)
Non-controlling interest	308	314
Total Equity	15,014	14,395
Total Liabilities and Equity	$38,493	$37,403

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In millions)	2025	2024
Operating Activities
Net earnings (loss)	$1,070	$2,658
Discontinued operations, net of tax	17	(2,014)
Adjustments for non-cash items, net:
Depreciation and amortization	620	602
Deferred income tax provision	(158)	(231)
Stock-based compensation costs	44	40
Equity method investment net earnings	(122)	(121)
(Gain) loss on sale of investments	(17)	—
Changes in operating assets and liabilities
Accounts receivable, net	(702)	(232)
Inventories, net	(412)	7
Accounts payable and accrued liabilities	378	2
Distributions from equity method investments	81	12
Other operating activities, net	(47)	(114)
Net cash flows provided by (used in) continuing operating activities	752	609
Net cash flows provided by (used in) discontinued operating activities	380	91
Net cash flows provided by (used in) operating activities	1,132	700
Investing Activities
Capital expenditures	(144)	(210)
Investment in businesses, net of cash acquired	(61)	(10,779)
Dispositions of businesses	8	—
Settlement of derivative contracts, net	87	(185)
Other investing activities, net	(3)	27
Net cash flows provided by (used in) continuing investing activities	(113)	(11,147)
Net cash flows provided by (used in) discontinued investing activities	35	4,874
Net cash flows provided by (used in) investing activities	(78)	(6,273)
Financing Activities
Increase (decrease) in short-term borrowings, net	(57)	7
Issuance of long-term debt	15	2,555
Repayment of long-term debt	(1,208)	(3,542)
Repurchases of common stock	(1,628)	—
Dividends paid on common stock	(390)	(330)
Dividends paid to non-controlling interest	(9)	(67)
Other financing activities, net	(17)	(14)
Net cash flows provided by (used in) continuing financing activities	(3,294)	(1,391)
Net cash flows provided by (used in) discontinued financing activities	—	(15)
Net cash flows provided by (used in) financing activities	(3,294)	(1,406)
Effect of foreign exchange rate changes on cash and cash equivalents	68	(82)
Net increase (decrease) in cash and cash equivalents and restricted cash, including cash classified in current assets held for sale	(2,172)	(7,061)
Less: Change in cash balances classified as assets held for sale	—	34
Net increase (decrease) in cash and cash equivalents and restricted cash	(2,172)	(7,095)
Cash, cash equivalents and restricted cash, beginning of period	3,972	9,853
Cash, cash equivalents and restricted cash, end of period	1,800	2,758
Less: restricted cash	3	2
Cash and cash equivalents, end of period	$1,797	$2,756

Carrier Global Corporation
Segment Summary

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
Segment net sales
Climate Solutions Americas	$3,252	$2,865	$5,824	$5,225
Climate Solutions Europe	1,253	1,194	2,422	2,486
Climate Solutions Asia Pacific, Middle East & Africa	882	902	1,708	1,786
Climate Solutions Transportation	726	973	1,377	1,857
Segment net sales	$6,113	$5,934	$11,331	$11,354

Segment operating profit
Climate Solutions Americas	$879	$713	$1,449	$1,138
Climate Solutions Europe	99	93	204	260
Climate Solutions Asia Pacific, Middle East & Africa	135	157	256	265
Climate Solutions Transportation	128	138	225	251
Segment operating profit	$1,241	$1,101	$2,134	$1,914

Segment operating margin
Climate Solutions Americas	27.0%	24.9%	24.9%	21.8%
Climate Solutions Europe	7.9%	7.8%	8.4%	10.5%
Climate Solutions Asia Pacific, Middle East & Africa	15.3%	17.4%	15.0%	14.8%
Climate Solutions Transportation	17.6%	14.2%	16.3%	13.5%

Components of Changes in Net Sales

Three Months Ended June 30, 2025 Compared with Three Months Ended June 30, 2024

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	14%	—%	—%	—%	14%
Climate Solutions Europe	—%	5%	—%	—%	5%
Climate Solutions Asia Pacific, Middle East & Africa	(4)%	2%	—%	—%	(2)%
Climate Solutions Transportation	(1)%	1%	(25)%	—%	(25)%
Consolidated	6%	1%	(4)%	—%	3%

Six Months Ended June 30, 2025 Compared with Six Months Ended June 30, 2024
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	11%	—%	—%	—%	11%
Climate Solutions Europe	(4)%	1%	—%	—%	(3)%
Climate Solutions Asia Pacific, Middle East & Africa	(5)%	1%	—%	—%	(4)%
Climate Solutions Transportation	—%	—%	(26)%	—%	(26)%
Consolidated	4%	—%	(4)%	—%	—%

Carrier Global Corporation
Reconciliations

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
Reconciliation to Earnings before income taxes
Segment operating profit	$1,241	$1,101	$2,134	$1,914

Corporate and other	(75)	(45)	(120)	(94)
Restructuring costs	(47)	(29)	(55)	(37)
Amortization of acquired intangibles	(214)	(170)	(415)	(342)
Acquisition step-up amortization	—	(109)	—	(220)
Acquisition/divestiture-related costs	(9)	(24)	(19)	(72)
CCR gain	7	—	7	—
Viessmann-related hedges	—	—	—	(86)
Gain on liability adjustment	—	—	—	46
Non-service pension (expense) benefit	—	—	1	—
Interest (expense) income, net	(91)	(157)	(173)	(298)

Earnings before income taxes	$812	$567	$1,360	$811

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
Reconciliation of Segment operating profit to Adjusted operating profit
Climate Solutions Americas	$879	$713	$1,449	$1,138
Climate Solutions Europe	99	93	204	260
Climate Solutions Asia Pacific, Middle East & Africa	135	157	256	265
Climate Solutions Transportation	128	138	225	251
Segment operating profit	$1,241	$1,101	$2,134	$1,914
Corporate and other	(75)	(45)	(120)	(94)
Adjusted operating profit	$1,166	$1,056	$2,014	$1,820

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$6,113	$—		$6,113	$11,331	$—		$11,331

Operating profit	$903	263	a	$1,166	$1,532	482	a	$2,014
Operating margin	14.8%			19.1%	13.5%			17.8%

Earnings before income taxes	$812	263	a	$1,075	$1,360	482	a,b	$1,842
Income tax (expense) benefit	$(162)	(75)	c	$(237)	$(273)	(133)	c	$(406)
Effective tax rate	20.0%			22.1%	20.1%			22.1%

Earnings from continuing operations attributable to common shareowners	$608	$188		$796	$1,020	$349		$1,369

Summary of Adjustments:
Amortization of acquired intangibles		$214	a			$415	a
Restructuring costs		47	a			55	a
Acquisition/divestiture-related costs		9	a			19	a
CCR gain		(7)	a			(7)	a
Total adjustments		$263				$482

Tax effect on adjustments above		$(69)				$(127)
Tax specific adjustments		(6)				(6)
Total tax adjustments		$(75)	c			$(133)	c

Diluted shares outstanding	866.3			866.3	872.3			872.3

Diluted earnings per share:
Continuing operations	$0.70			$0.92	$1.17			$1.57

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended June 30, 2024				Six Months Ended June 30, 2024
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$5,934	$—		$5,934	$11,354	$—		$11,354

Operating profit	$724	332	a	$1,056	$1,109	711	a	$1,820
Operating margin	12.2%			17.8%	9.8%			16.0%

Earnings before income taxes	$567	344	a,b	$911	$811	723	a,b	$1,534
Income tax (expense) benefit	$(120)	(87)	c	$(207)	$(167)	(173)	c	$(340)
Effective tax rate	21.2%			22.7%	20.6%			22.2%

Earnings from continuing operations attributable to common shareowners	$415	$257		$672	$592	$550		$1,142

Summary of Adjustments:
Amortization of acquired intangibles		$170	a			$342	a
Restructuring costs		29	a			37	a
Acquisition/divestiture-related costs		24	a			72	a
Acquisition step-up amortization (1)		109	a			220	a
Viessmann-related hedges		—	a			86	a
Gain on liability adjustment (2)		—	a			(46)	a
Debt prepayment costs		$12	b			$12	b
Total adjustments		$344				$723

Tax effect on adjustments above		$(87)				$(173)
Total tax adjustments		$(87)	c			$(173)	c

Diluted shares outstanding	915.3			915.3	913.6			913.6

Diluted earnings per share:
Continuing operations	$0.45			$0.73	$0.65			$1.25
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) Gain associated with an adjustment to our tax-related liability owed to UTC.

Free Cash Flow Reconciliation

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
Net cash flows provided by operating activities	$649	$660	$1,132	$700
Less: Capital expenditures - continuing operations	(81)	(108)	(144)	(210)
Less: Capital expenditures - discontinued operations	—	(3)	—	(5)
Free cash flow	$568	$549	$988	$485

Net Debt Reconciliation

	(Unaudited)
(In millions)	June 30, 2025	December 31, 2024
Long-term debt	$11,336	$11,026
Current portion of long-term debt	107	1,252
Less: Cash and cash equivalents	1,797	3,969
Net debt	$9,646	$8,309